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                                                                    EXHIBIT 3.02

                          SECOND AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                      Of

                                 DSL.net, Inc.

                   (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)

     DSL.net, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "General Corporation Law"),

     DOES HEREBY CERTIFY:

     FIRST: That the name of this corporation is DSL.net, Inc. and that this corporation was originally incorporated pursuant to the General Corporation Law on March 3, 1998 under the name DSL.net, Inc.

     SECOND: That the Board of Directors duly adopted resolutions proposing to amend and restate the certificate of incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which proposed amendment and restatement is as follows:

                                   ARTICLE I

     The name of this corporation is DSL.net, Inc.

                                  ARTICLE II

     The address of the registered office of this corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
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                                  ARTICLE IV

     A.   Classes of Stock.  This corporation is authorized to issue two
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classes of stock to be designated, respectively, "Common Stock" and "Preferred
Stock." The total number of shares that this corporation is authorized to issue is 220,000,000 shares, of which 200,000,000 shares shall be Common Stock with a par value of $.0005 per share and 20,000,000 shares shall be Preferred Stock with a par value of $.001 per share.

     B.   Preferred Stock.
          ---------------

     Shares of the Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the corporation shall have authority to the fullest extent permitted under the General Corporation Law to adopt resolutions from time to time fixing, for each class or series of Preferred Stock, the voting powers, whether full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, and fixing, altering or reducing the number of shares comprising any such class or series, subject to any requirements of the General Corporation Law and the corporation's certificate of incorporation.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

     1. the distinctive designation of such class or series and the number of shares to constitute such class or series of Preferred Stock;

     2. the rate at which dividends, if any, on the shares of such class or series of Preferred Stock shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

     3. the right or obligation, if any, of this corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

     4. the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of this corporation;

     5. the terms and conditions, if any, upon which shares of such class or series of Preferred Stock shall be convertible into, or exchangeable for, shares of capital stock of

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this corporation of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     6. the obligation, if any, of this corporation to retire, redeem or purchase shares of such class or series of Preferred Stock pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

     7. the voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

     8. the limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

     9. such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of this corporation may deem advisable and are not inconsistent with law, the provisions of this corporation's certificate of incorporation or the provisions of any certificate of designation of any class or series of Preferred Stock.

          C.   Common Stock. The rights, preferences, privileges and
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restrictions granted to and imposed on the Common Stock are as set forth below in this Article IV(C).

               1.   Dividend Rights. Subject to the prior rights of holders of
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all classes of stock at the time outstanding having prior rights as to dividends, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of this corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

               2.   Liquidation Rights. Upon the liquidation, dissolution or
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winding up of this corporation and after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or the corporation's certificate of incorporation or in any certificate of designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any class or series of Preferred Stock.

               3.   Redemption.  The Common Stock is not redeemable.
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               4.   Voting Rights.
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               (a)  Except as may be provided in this corporation's certificate of incorporation or in any certificate of designation of any class or series of Preferred Stock, the holder of each share of Common Stock shall have the right to one vote for each such share, and shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this corporation, and shall be entitled to vote upon all matters voted on by stockholders of this corporation.

               (b) Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law, the holders of Common Stock shall vote together with the holders of the Preferred Stock, if any, as a single class with respect to any proposed amendment hereto that would increase the number of authorized shares of Common Stock with each such share being entitled to such number of votes per share as is provided in this Article IV, and the holders of the Common Stock shall not be entitled to a separate class vote with respect thereto.

               5.   Residual Rights. All rights accruing to the outstanding
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shares of capital stock of this corporation not expressly provided for to the contrary herein or in any certificate of designation of any class or series of Preferred Stock shall be vested in the Common Stock.

                                   ARTICLE V

     Except as otherwise provided in this certificate of incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the by-laws of this corporation.

                                  ARTICLE VI

     A.   Number of Directors.  The number of directors of this corporation
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shall be fixed from time to time by a resolution of the Board of Directors.

     B.   Classes of Directors.  This Part B of Article VI shall be effective
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commencing with the election of directors to be held at the first annual meeting of stockholders of this corporation after the filing of this Second Amended and Restated Certificate of Incorporation (the date of such first annual meeting shall be referred to as the "Commencement Date").

          1.   Commencement and Size of Classes. The Board of Directors shall be
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divided into three classes:  Class I, Class II and Class III.  No one class shall have more than one director more than any other class.

          2.   Terms of Office.  Each director shall serve for a term ending on
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the date of the third annual meeting following the annual meeting of stockholders at

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which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the first annual meeting of stockholders held after the Commencement Date; each initial director in Class II shall serve for a term ending on the date of the second annual meeting of stockholders held after the Commencement Date; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting of stockholders held after the Commencement Date.

          3.   Allocation of Directors Among Classes in the Event of Increases
               ---------------------------------------------------------------
or Decreases in the Number of Directors.  In the event of any increase or
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decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, removal or resignation and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the earliest dates following such allocation, unless otherwise provided for from time to time by resolution adopted by a majority of the directors then in office, even if less than a quorum. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent Director.

          C.   Election of Directors. Elections of directors need not be by
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written ballot except as and to the extent provided in the by-laws of the corporation.

          D.   Removal of Directors.
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               1.   During the period between the date of the filing of this
Second Amended and Restated Certificate of Incorporation and the Commencement Date, any one or more or all of the directors may be removed (i) without cause only by the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class; and (ii) with cause only by the affirmative vote of the holders of shares of voting stock of this corporation representing at least a majority of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

               2. From and after the Commencement Date, any one or more or all of the directors may be removed, only for cause, by the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class.

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          E.   Tenure. Notwithstanding any provisions to the contrary contained
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in this corporation's certificate of incorporation, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

          F.   Vacancies. Any vacancy in the Board of Directors, however
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occurring (including a vacancy resulting from an enlargement of the Board of
Directors), may be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen.

          G.   Quorum.  A majority of the total number of the whole Board of
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Directors shall constitute a quorum at all meetings of the Board of Directors.
If one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3)
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of the total number of the whole Board of Directors fixed in accordance with this Article VI constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

          H.   Action at Meeting. At any meeting of the Board of Directors at
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which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the corporation's certificate of incorporation or by-laws.

          I.   Stockholder Nominations and Introduction of Business, Etc.
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Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the corporation.

          J.   Rights of Preferred Stock.  The provisions of this Article VI are
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subject to the rights of the holders of any class or series of Preferred Stock from time to time outstanding.

                                  ARTICLE VII

          Stockholders of the corporation may not take any action by written consent in lieu of a meeting.

                                 ARTICLE VIII

          Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of this corporation may be kept

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(subject to any provision contained in the statutes) outside the State of
Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of this corporation.

                                  ARTICLE IX

       A director of this corporation shall, to the fullest extent permitted by the General Corporation Law as it now exists or as it may hereafter be amended, not be personally liable to this corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to this corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of this corporation shall be, and hereby is, eliminated or limited to the fullest extent permitted by the General Corporation Law, as so amended.

       Any amendment, repeal or modification of this Article IX, or the adoption of any provision of this certificate of incorporation inconsistent with this
Article IX, by the stockholders of this corporation shall not apply to or adversely affect any right or protection of a director of this corporation existing at the time of such amendment, repeal, modification or adoption.

                                   ARTICLE X

       The Board of Directors of this corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of this corporation or (b) to effect a business combination, shall, in connection with the exercise of its judgment in determining what is in the best interests of this corporation as whole, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

          (A) the interests of this corporation's stockholders, including the possibility that these interests might be best served by the continued independence of this corporation;

          (B) whether the proposed transaction might violate federal or state laws;

          (C) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of this corporation, but also to the market price for the capital stock of this corporation over a period of years, the estimated price that might be achieved in a negotiated sale of this corporation as a whole or in part or through orderly liquidation, the premiums over

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market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and this corporation's financial condition and future prospects; and

          (D) the social, legal and economic effects upon employees, suppliers, customers, creditors and others having similar relationships with this corporation, upon the communities in which this corporation conducts its business and upon the economy of the state, region and nation.

In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

                                  ARTICLE XI

       This corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation. In addition to the vote of any class or series of stock of this corporation required by law, this certificate of incorporation or a certificate of designation with respect to a class or series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of this corporation representing at least seventy-five percent (75%) of the voting power of all of the then outstanding shares of the capital stock of this corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article IV or (ii) amend or repeal, or adopt any provision inconsistent with, Articles III, V, VI, VII, IX, X, XII and XIII or this sentence.

                                  ARTICLE XII

       This corporation is (i) required to provide indemnification of, and advancement of expenses to, its directors and officers to the fullest extent permitted by the General Corporation Law and other applicable laws, and (ii) permitted to provide indemnification of, and advancement of expenses to, its directors, officers, employees and agents of this corporation (and any other persons to which General Corporation Law permits this corporation to provide indemnification) through by-law provisions, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law, subject, in each case, only to limits created by applicable law (statutory or non-statutory).

       Any amendment, repeal or modification of the foregoing provisions of this
Article XII shall not adversely affect any right or protection of a director, officer, employee, agent, or other person existing at the time of, or increase the liability of any director, officer, employee or agent of this corporation or other person

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with respect to any acts or omissions of such director, officer, employee, agent or other person occurring prior to, such amendment, repeal or modification.

                                 ARTICLE XIII

       This corporation is to have perpetual existence.

                                  ARTICLE XIV

       Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under (S)291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under (S)279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                                 *     *     *
       THIRD:   The foregoing amendment and restatement was approved by the holders of the requisite number of shares of said corporation in accordance with
Section 228 of the General Corporation Law.

       FOURTH: That said amendment and restatement was duly adopted in accordance with the provisions of Section 242 and 245 of the General Corporation Law.

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       IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by the President and the Secretary of this corporation on this ____ day of _________________, 1999.



                                             ___________________________________
                                             Stephen Zamansky, Secretary

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